EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 19, 2005, accompanying the consolidated financial statements included in the Annual Report of SVB Financial Services, Inc. on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statement and Prospectus of Fulton Financial Corporation and to the use of our name as it appears under the caption “Experts.”

/S/ GRANT THORNTON, LLP
Philadelphia, Pennsylvania
April 12, 2005